UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)           May 12, 2005

3M Company

(Exact name of registrant as specified in its charter)

Delaware	001-03285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, Bldg. 220-11W-02, St. Paul, Minnesota	55144-1000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 733-1110.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 11, 2005, 3M Company (“3M”), CUNO Incorporated (“CUNO”) and Carrera Acquisition Corporation (“Merger Sub”), a direct wholly-owned subsidiary of 3M, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into CUNO, with CUNO continuing as the surviving corporation and a wholly-owned subsidiary of 3M (the “Merger”). A copy of the Merger Agreement is attached as Exhibit 2.1 hereto.

     On the terms and subject to the conditions of the Merger Agreement, which has been approved by the Board of Directors of each of 3M and CUNO, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $0.001, of CUNO (“CUNO Common Stock”) will be converted into the right to receive $72.00 in cash (the “Merger Consideration”). Each outstanding option to purchase CUNO Common Stock will be canceled and converted into the right to receive in cash the amount by which the Merger Consideration exceeds the exercise price.

     3M and CUNO have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that CUNO (i) will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) will not engage in certain kinds of transactions during such period, (iii) will cause a meeting of the CUNO stockholders to be held to consider adoption of the Merger Agreement, and (iv) subject to certain customary exceptions, that the Board of Directors of CUNO will recommend adoption by its stockholders of the Merger Agreement. CUNO has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

     Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of CUNO Common Stock, (ii) absence of any law or order prohibiting the consummation of the Merger and (iii) expiration or termination of the Hart-Scott-Rodino waiting period and obtaining certain other regulatory approvals. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the material accuracy of the representations and warranties of the other party and (ii) material compliance of the other party with its covenants.

     The Merger Agreement contains certain termination rights for both 3M and CUNO, and further provides that, upon termination of the Merger Agreement under specified circumstances, CUNO may be required to pay 3M a customary termination fee.

     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, 3M has filed the Merger Agreement as an exhibit to this Current Report on Form 8-K. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about CUNO or 3M. As described above, the Merger Agreement contains representations and warranties by 3M and CUNO. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and (i) may be intended not as statements of fact, but rather as a way of allocating the risk to 3M or CUNO if those statements prove to be inaccurate, (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (iii) may apply materiality standards different from what may be viewed as material to investors and (iv) were made only as of the date of the Merger Agreement or such other date(s) as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs at the date they were made or at any other time.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 11, 2005, by and among 3M Company, Carrera Acquisition Corporation and CUNO Incorporated

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M Corporation

(Registrant)

Date	May 16, 2005

/s/ Gregg M. Larson

Gregg M. Larson, Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 11, 2005, by and among 3M Company, Carrera Acquisition Corporation and CUNO Incorporated